                                 March 31, 2000

Mr. Roger Walcott, Jr.
1200 Lay Road
St. Louis, MO 63124


PERSONAL AND CONFIDENTIAL

Dear Roger:

Re:  Forgiveness of Indebtedness Relating to Acquisition of Class B Stock
     --------------------------------------------------------------------

     This Letter Agreement (the "Letter Agreement") refers to (1) the Stock Purchase Agreement dated May 19, 1998 (the "Agreement"), between you and P&L Coal Holdings Corporation (the "Company") pursuant to which you acquired 51,546 shares of the Company's Class B Stock (the "Shares") at a price of $365,000 (the "Purchase Price"), and (2) the related loans between you and the Company (the "Loans") covering, respectively, the Purchase Price (the "Purchase Loan") and taxes in the amount of $45,625 owed by you in connection with such transaction (the "Tax Loan"), as evidenced by two term notes dated December 31, 1998 (the "Purchase Note"), and March 31, 1999 (the "Tax Note"), respectively (collectively, the "Notes").

     It has been determined that it is in your best interest and the Company's best interest to forgive part of the principal owed to the Company under the Loans so that the total amount owed by you in connection with the acquisition of the Shares (including any taxes relating thereto) does not exceed the amount you would have owed had the Shares been granted to you at $7.08. Accordingly, effective March 31, 2000, the Agreement, the Loans and related Notes are hereby amended as follows:

1. The principal due under the Purchase Loan, as evidenced by the Purchase Note, is reduced from $323,937.50 to $182,500, and the difference between these amounts, i.e., $141,437.50, including the accrued interest of $16,091.94, is hereby forgiven. In addition, the Purchase Loan repayment schedule is revised to provide that the principal, as reduced, is due in its entirety on May 18, 2003. All other applicable provisions of the Purchase Loan and the Purchase Note, including, but not limited to, provisions relating to (i) interest rate, accrual and payment, (ii) acceleration of repayment in the event of termination of employment, certain dispositions of the Shares or the occurrence of an Event of default (as defined in the Purchase Note), and (iii) the right to prepay at any time all or part of the amounts due under the Purchase Note, shall remain in full force and effect.

2. Any and all amounts due under the Tax Loan, as evidenced by the Tax Note, are hereby forgiven.

3. As we have agreed, your bonus for the period April 1, 1999 to March 31, 2000 will be reduced by $7,224.73 in consideration of the actions set forth above.

4. This Letter Agreement supersedes any provision of the Agreement which is contrary to the terms hereof, including any provision of Exhibit 1 to the Agreement relating to the repayment of the principal of loans granted under the Agreement in equal annual installments. Any other applicable provisions of the Agreement otherwise remain in full force and effect.

     As soon as administratively practicable after the execution of this Letter Agreement, the Company shall return the Notes to you in exchange for a new note executed by you, reflecting the modifications described herein.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                 Very truly yours,


                                 P&L COAL HOLDINGS CORPORATION

                                 By:    /s/ SHARON K. SCHERGEN
                                        ------------------------------

                                 Name:  Sharon K Schergen
                                        ------------------------------

                                 Title: Vice President - Human Resources
                                        ------------------------------




Accepted and Agreed as of the Date first written above:
 /s/ ROGER WALCOTT, JR.
 --------------------------------

Name: Roger Walcott, Jr.
      ---------------------------